Exhibit 3.6

GROESTATE INC.

And

AMBERCLOUD DEVELOPMENT CORP.

FEBRUARY 01 2025

I PARTIES THIS OPTION PURCHASE AGREEMENT (the “Agreement”) is entered into effective as of the day of June 1 st 2025 (the “Effective Date”), by and between GroEstate Inc . a Wyoming based agricultural real - estate investment fund (“GRO”) ; and, Ambercloud Development Corp . , a Canadian based real estate development company (“Optionor”) . GRO and Optionor are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party” . II RECITALS A. Optionor is the controlling shareholder of The Amber Cloud Company, LLC a Nevada incorporated LLC ( “ Company”), which owns the land and buildings located at 18201 N. 122 nd Street Jones, OK (the “Lands”) B. Optionor has agreed to grant GRO an option to purchase up to 100% of the shares of the Company on the terms and subject to the conditions as provided herein. NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows : III GRANT AND EXERCISE OF THE OPTION 1. The Option . Subject to the terms and conditions hereof, Optionor hereby grants to GRO an irrevocable and exclusive right, privilege, and option to purchase (the “ Option ”) up to 100 % of the common shares of the Company, from time - to - time or all at once, for a total purchase price (the “ Purchase Price ”) of Ten Million Dollars (USD $ 10 , 000 , 000 ), further determined and payable as provided herein . The Option amount will be subject to fourth quarter (Q 4 ) 2025 rents and royalties received by lessee and is subject to the “Look Back” provision in section 3 . 8 . 2. Option Shares . The fully diluted share capital of the Company consists of ten million ( 10 , 000 , 000 ) shares (the “ Shares ”), with up to ten million shares to be purchased hereunder (the “ Option Shares ”) at a cost of One Dollar ( $ 1 . 00 ) per Option Share . Option Shares shall be purchased hereunder in increments of fifty thousand ( 50 , 000 ) Option Shares for Fifty Thousand Dollars ( $ 50 , 000 ) . The Option shall be valued at one million one hundred eleven thousand, one hundred and eleven US dollars ( $ 1 , 111 , 111 . 11 ) per green house and the same pro rata ownership of the land . The Optionality shall be for completed insulated and operating greenhouses . 3. Exercise of the Option . GRO may exercise the Option at any time, and from time - to - time, in whole or part, during the Exercise Period . To exercise the Option, GRO must deliver written notice in the form, attached hereto and incorporated herein by reference (the “ Exercise Notice ”) to Optionor, stating that the Option is being exercised and identifying the number of Option Shares being acquired and the amount of the Purchase Price to be transferred for those Option Shares (the “ Cash Payment ”) . 4. Closing . Upon delivery of an Exercise Notice, this Agreement shall constitute an agreement between Optionor to sell, and GRO to purchase, that number of Option Shares specified in the respective Exercise Notice, upon the following terms and conditions : Optionor shall fully cooperate with GRO to take all steps as may be necessary to transfer ownership of the purchased Option Shares to GRO . (a) The closing for the purchase by GRO of the subject Option Shares (the “ Closing ”) shall be held within three (3) days after Optionor’s receipt of the Exercise Notice, or at such time and place as shall be mutually agreed upon by Optionor and GRO (such date of Closing, the “ Closing Date ”) . (b) At the Closing, the Cash Payment shall be paid to Optionor in immediately available funds to an account designated in writing by Optionor, and the purchased Option Shares shall be issued to Optionor . The purchase shall not be deemed fully closed unless and until payment of the Cash Payment shall have been delivered to Optionor in the manner provided herein . (c) At the Closing, Optionor shall convey, transfer, and assign to GRO good and marketable title to the Option Shares, free and clear of any lien, security interest, restriction, claim or encumbrance, by delivering to GRO a duly executed Assignment of Shares, in the form and substance, as well as any such instruments and documents as GRO believes may be reasonably necessary to effectuate the consummation of the transfer of the Option Shares in form and substance reasonably satisfactory to GRO . (d) Upon consummation of the Closing, Optionor shall have no liability to the Company, to GRO, or to the creditors of the Company on account of any deficit balance in Optionor’s capital account established and maintained by the Company for Optionor, nor shall Optionor have any obligation to restore a deficit balance in its capital account at the Closing . 5. Status as a Shareholder . The purchase of Option Shares hereunder accompanies with it, and vests in GRO, any and all rights as a shareholder of the Company, 6. Exercise Period . The Option may be exercised at any time, and from time - to - time, commencing on the Effective Date, and ending on December 31 , 2026 (the “ Exercise Period ”) . At the end of the Exercise Period, and if GRO has not acquired all of the Option Shares, then (i) GRO shall own the Option Shares it has acquired ; (ii) have no further right or obligation to acquire any remaining Option Shares ; and (iii) the Option shall terminate and be of no further force and effect . 7. Exclusivity . Optionor agrees that from the Effective Date until the earlier of (a) GRO’s purchase of all of the Option Shares ; or, (ii) expiration of the Exercise Period, neither Optionor nor any affiliate or representative or agent of Optionor (including, without limitation, any investment banker, attorney, or accountant), will, directly or indirectly, (i) solicit, engage in discussions or negotiate with any person (whether such discussions or negotiations are initiated by Optionor) or take any other action relating to the sale of all or any portions of the Option Shares, or any other similar transaction ; (ii) provide information to any person or entity relating to any such transaction or potential transaction ; (iii) enter into an agreement or understanding with any person or entity providing for any such transaction or potential transaction ; or, (iv) make or authorize any statement, recommendation, or solicitation in support of or approving any such transaction or potential transaction . Optionor further agrees that it will promptly notify GRO if any proposal or offer, or any inquiry or contact with any person with respect thereto, is made as to the purchase of any Shares . IV OPTIONOR REPRESENTATIONS AND WARRANTIES Optionor hereby represents and warrants to GRO that the representations and warranties contained in this Article IV are true, correct, and complete as of the Effective Date and will be correct and complete as of each Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Article IV), except as otherwise expressly provided for to contrary herein : 1. The Company is a company, duly organized, validly existing, and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted and is not in violation or default of any of the provisions of its organizational or charter documents . 2. Single Purpose Entity . The single purpose of the Company is expressly and exclusively limited to owning, operating, managing, encumbering, mortgaging, refinancing, developing, partitioning, subdividing, leasing, and selling, in whole or in part (“Property”), and all other activities directly related to the foregoing ownership and activities (collectively, the “Company Business”) .

3. Execution and Performance of Agreement . Optionor (and the Company as applicable) has the requisite right, corporate power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and each of the other instruments and agreements to be executed and delivered by Optionor in connection with this Agreement, as well as all transactions contemplated hereunder . All requisite corporate proceedings have been taken and Optionor (and the Company as applicable) has obtained all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance by Optionor of this Agreement . This Agreement has been duly and validly executed and delivered by Optionor and constitutes the valid, binding, and enforceable obligation of Optionor, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law . 4. Effect of Agreement . As of each Closing, the consummation by Optionor of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will not: (a) Violate any judgment, statute, law, code, act, order, writ, rule, ordinance, regulation, governmental consent or governmental requirement, or determination or decree of any arbitrator, court, or other governmental agency or administrative body, which now or at any time hereafter may be applicable to and enforceable against the relevant party, work, or activity in question or any part thereof (collectively, “ Requirement of Law ”) applicable to or binding upon Optionor, the Company or ; (b) Violate (i) the terms of the Certificate of Incorporation or Bylaws of Optionor ; or (ii) any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon Optionor or Optionor or to which Optionor or Optionor is subject ; (c) Accelerate or constitute an event entitling the holder of any indebtedness of Optionor or the Company to accelerate the maturity of such indebtedness or to increase the rate of interest presently in effect with respect to such indebtedness ; or (d) Result in the breach of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any part of the Property under any agreement, commitment, contract (written or oral) or other instrument to which Optionor or the Company is a party, or by which the Property is bound or affected. 5. Consents . No consents, approvals or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required by any state or federal regulatory authority or other person or entity in connection with the execution and delivery of this Agreement and the performance of any obligations contemplated thereby . 6. Capitalization of the Company . The Company is authorized to issue 10 , 000 , 000 common shares, all of which have been issued to Optionor in the form of the Shares . All of the Shares are validly issued and outstanding, fully paid, and nonassessable . No other person has any right to acquire the Shares . 7. Title to the Shares . The Shares are owned beneficially and of record by Optionor . Optionor has full right and title to the Shares, free and clear of any lien or encumbrance whatsoever, and full and unrestricted right and power to sell and deliver the Shares pursuant to the provisions of this Agreement without obtaining the consent or approval of any other person . There are no outstanding subscriptions, options, warrants, calls, commitments, or agreements to which Optionor, or the Company is a party or by which either is bound relating to the Shares or any other interests in the Company .

8. Title to the Option Shares . Upon purchase of the Option Shares pursuant to this Agreement, GRO will have good title to the purchased Option Shares, free and clear of all liens, security interests, pledges, stockholder agreements, voting trusts, claims, charges and other encumbrances, other than the Operating Agreement . 9. Title to the Property . The Company has good and marketable title to the Property, free and clear of all liens, mortgages, conditional sale and other title retention agreements, pledges, assessments, tax liens, and other encumbrances of any nature, except as expressly disclosed in any exhibit herein or in writing to GRO . 10. Investment Experience . Optionor acknowledges that it can bear the economic risk of the transactions envisioned hereunder, and that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions hereunder . 11. Full Access . During and throughout the Exercise Period, and in addition to and not in lieu of all rights under the Operating Agreement, Optionor will permit representatives of GRO to have full access to all premises, properties, books, records (including tax records), contracts, and documents of or pertaining to the Company . 12. Investigation and Reliance . Optionor is entering into this Agreement based upon its own independent investigation and evaluation of all facts and circumstances and is expressly not relying on any oral representations made by GRO or any of its agents or representatives . Optionor has also had the opportunity to receive independent legal advice prior to executing this Agreement . V GRO REPRESENTATIONS AND WARRANTIES GRO hereby represents and warrants to Optionor (and the Company as applicable) that the representations and warranties contained in this Article V are true, correct, and complete as of the Effective Date and will be correct and complete as of each Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Article V), except as otherwise expressly provided for to contrary herein : 1 . Organization . GRO is a real - estate investment fund, duly organized, validly existing, and in good standing under the laws of the State of Wyoming, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted and is not in violation or default of any of the provisions of its Certificate or Formation or any other charter documents . 5 . 2 Execution and Performance of Agreement . GRO has the requisite right, power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder, including, but not limited to, the Note . All requisite proceedings have been taken and GRO has obtained all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance by GRO of this Agreement . This Agreement has been duly and validly executed and delivered by GRO and constitutes the valid, binding, and enforceable obligation of GRO, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) .

3. Effect of Agreement . As of the Closing, the consummation by GRO of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement will not: (a) Violate any Requirement of Law applicable to or binding upon GRO or its principals; (b) Violate (i) the terms of the Certificate of Formation of GRO ; or (ii) any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon GRO or to which GRO is subject ; or (c) Result in the breach of, constitute a default under, or constitute an event which with notice or lapse of time, or both, would become a default under, any agreement, commitment, contract (written or oral) or other instrument to which GRO is a party or is otherwise bound or affected . 4. Consents . No consents, approvals or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required by any state or federal regulatory authority or other person or entity in connection with the execution and delivery of this Agreement and the performance of any obligations contemplated thereby . 5. Investment Experience . GRO acknowledges that it can bear the economic risk of the transactions envisioned hereunder, and that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions hereunder . 6. Investigation and Reliance . On or prior to the Closing, GRO will have had the opportunity to investigate the business of Optionor and ask questions of Optionor regarding its business and that of the Company . As of the Closing, GRO will be purchasing the Option Shares based upon its own independent investigation and evaluation of the business and prospects of Optionor and the Company, and the covenants, representations, and warranties of Optionor set forth herein . GRO is expressly not relying on any oral representations made by Optionor or any of its agents or representatives . GRO has also had the opportunity to receive independent legal advice prior to executing this Agreement . VI ADDITIONAL COVENANTS AND AGREEMENTS 1. No Changes . Optionor covenants and agrees that it shall cause the Company, during the Exercise Period, not to merge or consolidate with any entity, sell all or any substantial part of the Property, or otherwise take any action which would hinder, obstruct or frustrate the transactions contemplated under this Agreement, except as otherwise expressly permitted herein . 2. Further Assurances . Each of the Parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by or in connection with this Agreement . 6 . 3 Forbearances . From and after the Effective Date, Optionor shall ensure that the Company will not do any of the following without the prior written consent of GRO, in its sole and absolute discretion, except as otherwise expressly permitted under the Operating Agreement : (a) declare, set aside, make, or pay any distribution other than a direct obligation of the Company related to the Company Business;

(b) issue, sell, or deliver or enter into any agreement to issue, sell, or deliver any Shares, economic, or similar interest in the Company, or any options, warrants, or other rights, agreements, commitments, arrangements or understandings of any kind, contingent or otherwise, to purchase, sell or deliver any such interests, or any securities convertible into or exchangeable for any such interests, or otherwise change, combine, or reclassify its authorized capitalization ; (c) incur any indebtedness or issue or sell any debt securities or prepay any debt ; Property ; (d) mortgage, pledge, or otherwise subject to any material lien or lease, any or all of the Property; (e) forgive or cancel any debts or claims, or waive any rights, except for fair value; (f) enter into any type of business other than the Company Business or acquire any asset other than the Property, or create or organize any subsidiary or enter into or participate in any joint venture or partnership; (g) except as otherwise expressly contemplated by this Agreement, enter into any agreement or transactions with any affiliates or make any amendment or modification to any such agreement; (h) make or change any election in respect of taxes or settle any claim related to taxes; (i) sell or otherwise dispose of the Property; or (j) enter into any contract, commitment, or arrangement to do any of the foregoing. 6.4 Assignment of Option a) Right to Assign Option to Purchase Shares - Groestate Inc . shall have the right to assign all or part of their rights, title, and interest in and to the option to purchase shares of Optionor any time . b) Acknowledgment of Future Assignment - Ambercloud Developments Inc . , acknowledges and agrees that Groestate Inc . intends to assign the Option, at a future date, to a new entity that will undertake a Regulation A financing (the “Reg A Entity”) . Ambercloud Developments Inc . further consents to such assignment, provided that it complies with the conditions set forth in this clause and the Option Agreement . c) Conditions for Assignment - The right to assign the Option shall be subject to the following conditions: i. Notice of Assignment : Groestate Inc . shall provide written notice to the Company of the intended assignment to the Reg A Entity, including the identity of the assignee and the terms of the assignment, no less than thirty (30) days before the proposed effective date of the assignment .

ii . Payment of Costs : Any fees, taxes, or transfer costs associated with the assignment shall be borne by Groestate Inc . or the assignee, as agreed between the parties . d) Obligations of the Assignee - The assignee of the Option, including the Reg A Entity, shall agree, in writing, to be bound by all terms, conditions, and obligations set forth in the Option Agreement . The assignee shall assume full responsibility for compliance with the terms of the Option Agreement and applicable laws . e) Acknowledgment by Optionor - Ambercloud Developments Inc . acknowledges and agrees that the assignment to the Reg A Entity is an integral part of Groestate Inc . ’s planned financing activities, and Ambercloud Developments Inc . shall not unreasonably withhold consent or approval for such assignment, provided all conditions herein are met . V I ADDITIONAL PROVISIONS I 1. Executed Counterparts . This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart . In the event that any signature is delivered by Electronic Transmission, such signature shall create a valid and binding obligation of that Party (or on whose behalf such signature is executed) with the same force and effect as an original thereof . Any copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement . 2. Entire Agreement . This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties regarding the subject matter herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes (i) any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein; and, (ii) any course of performance and/or usage of the trade inconsistent with any of the terms hereof. 3. Severability . Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement . If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction . Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible . 4. Governing Law . This Agreement shall be governed by the laws of the State of Wyoming, without giving effect to any choice or conflict of law provision or rule (whether of the State of Wyoming or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Wyoming . 5. Enforcement . The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached . Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity . The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled .

6. Recovery of Fees by Prevailing Party . In the event of any legal action (including arbitration) to enforce or interpret this Agreement, the non - prevailing Party shall pay the reasonable attorneys’ fees and other costs and expenses (including expert witness fees) of the prevailing Party in such amount as may be determined . In addition, such non - prevailing Party shall pay reasonable attorneys’ fees incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party . The preceding sentence is intended by the Parties to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment . 7. Waiver ; Course of Dealing . No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition . Further, no course of dealing between Debtor and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof . No single or partial exercise of any right, power, or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, or privilege . 8. Recitals . The facts recited in Article II, above, are hereby conclusively presumed to be true as between and affecting the Parties . 9. Amendment. This Agreement may be amended or modified only by a writing signed by all Parties. 10. Successors and Assigns . Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions, and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties . This Agreement is not assignable by either Party without the expressed written consent of all Parties . 11. Time. All Parties agree that time is of the essence as to this Agreement. 12. Provision Not Construed Against Party Drafting Agreement. This Agreement is the result of negotiations by and between the Parties; is the product of the work and efforts of all Parties; and, shall be deemed to have been drafted by all Parties. Each Party has had the opportunity to be represented by independent legal counsel of its choice. In the event of a dispute, no Party shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party. 13. Agreement Provisions, Exhibits, and Schedules . When a reference is made in this Agreement to an Article, Section, Subsection, Exhibit, or Schedule, such reference shall be to said item of this Agreement unless otherwise indicated . The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set out in full herein . 14. Notices. 1. Method and Delivery . All notices, requests a nd d e m and s hereunder shall be in writing a nd delivered by h a nd, by E lectronic Transmissio n, by mail, or by r ec ogni ze d commercial over - night delivery s e rvi c e (Federal Express or UPS, e . g . ), a nd shall be d ee m e d giv e n (a) if by h a nd delivery, upon su c h delivery ; (b) if by Electronic Transmission, 24 - hour s after s e nding ; (c) if by mail, 48 - hour s after deposit in the United States mail, first class, registered or certified mail, postage prepaid ; o r , (d) if by r ec ogni ze d commercial over - night delivery s e rvi ce , upon su c h delivery .

2. Consent to Electronic Transmission . Each Party hereby expressly consents to the use of Electronic Transmission for communications and notices hereunder . For purposes of this Agreement, “Electronic Transmission” means a communication (i) delivered by Fax or E - Mail when directed to the Fax number or E - Mail address, respectively, for that recipient on record with the sending Party ; and, (ii) that creates a record capable of retention, retrieval, and review, and that may thereafter be rendered into legible tangible form . 3. Address Changes . A Party may alter the Fax number, E - Mail address, physical address, or postage address to which communications or copies are to be sent by giving notice of such change of address to the other Parties in accordance with the provisions of this Section 7 . 15 . 15. Waiver of Jury Trial . EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER CLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN . 16. Best Efforts . Each Party shall cooperate in good faith with the other Parties generally, and in particular, the Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future . However, the obligations under this Section 7 . 17 shall not include any obligation to incur substantial expense or liability . 17. Definitional Provisions . For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them ; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural ; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others ; (iv) the words “hereof”, “herein”, “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement ; (v) all references to “Dollars” or “ $ ” shall be construed as being United States Dollars ; (vi) the term “including” is not limiting and means “including without limitation” ; and, (vii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement .

VIII EXECUTION IN WITNESS WHEREOF , this Agreement has been duly executed by the Parties and shall be effective as of and on the Effective Date . Each of the undersigned Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and GROry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder ; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement . GRO : OPTIONOR : GROESTATE INC AMBERCLOUD DEVELOPMENT CORP BY: BY: NAME: NAME: Madison Cope TITLE: TITLE: Director DATED: February 1 2025 DATED: February 1, 2025 Dominic Colvin CEO